UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2009

GENTA INCORPORATED
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Connell Drive, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2009, Genta Incorporated (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited institutional investors listed on the signature page thereto, to place up to $10 million of units (the “Units”), each Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “July 2009 Notes”) and (ii) 30% of a share of the Company’s Common Stock (the “Shares”), par value $0.001 per share (the “Common Stock”) (the “Financing”).  In connection with the sale of the Units, the Company is also issuing to the Investors two-year warrants to purchase Common Stock in an amount equal to 25% of the number of shares of Common Stock issuable upon conversion of the Notes purchased by each investor at each closing.  The Company closed on the initial tranche of $3 million of such Notes, Common Stock and Warrants (the “Initial Closing”) on July 7, 2009.  The per share purchase price for a share of Common Stock in the Initial Closing was $0.002 per share.  Closing of the additional $7 million portion is expected to occur on August 6, 2009.

The July 2009 Notes will bear interest at an annual rate of 8% payable semi-annually in other unsecured subordinated convertible promissory notes (“Other Notes”) to the holder, and will be convertible into shares of the Company’s Common Stock at a conversion rate of 500,000 shares of common stock for every $1,000.00 of principal.  The Company shall have the right to force conversion of the July 2009 Notes, as well as all other senior secured notes, in whole or in part if the daily volume weighted average price of the Company’s common stock exceeds $0.01 for a period of 10 consecutive trading days and certain other conditions are met.

The price per share for the Common Stock issued at the Initial Closing, the conversion rate, and the closing bid price of $0.01, as well as all other terms and conditions included in the transaction documents, do not account for, and will be adjusted upon, the effectiveness of the 1 for 50 reverse stock split recently announced by the Company.

As previously disclosed, in June 2008, the Company entered into a securities purchase agreement with certain institutional and accredited investors listed on the signature page thereto (“2008 Investors”) to place up to $40 million of senior secured convertible notes (the “2008 Notes”) convertible into Common Stock with such investors (the “2008 Financing”).  Additionally, in April 2009, the Company entered into a securities purchase agreement with certain institutional and accredited investors listed on the signature page thereto (“April 2009 Investors”) to place up to $12 million of senior secured convertible notes (the “April 2009 Notes,” and collectively with the 2008 Notes, July 2009 Notes and the Other Notes, the “Notes”) convertible into Common Stock.  In connection with the Financing, the Company entered into a consent and amendment agreement (the “Consent Agreement”) with certain of the 2008 Investors and April 2009 Investors under which certain of the 2008 Investors and April 2009 Investors, among other things, (i) consented to the Financing and certain other events; (ii) agreed to convert the 2008 Notes, April 2009 Notes, the Other Notes issued as interest payments and the July 2009 Notes purchased in the Financing, subject to the 4.999% ownership limitation set forth in such notes, on the date that is 2 business days prior to the record date set for the Company’s annual meeting; (iii) agreed that the security interests governing their obligations under the Notes will become unsecured as of December 1, 2009; and (iv) agreed to convert all Notes held by such holder if the volume weighted average price for the Company’s Common Stock has exceeded $0.01 for ten consecutive trading days and the Company requests that such holder convert.

Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. served as the exclusive placement agent for the offering.

The July 2009 Notes, the Common Stock and the Warrants offered and the common stock issuable upon conversion of the 2009 Notes and upon exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company has agreed to file a re-sale registration statement to register the Shares and any shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, within 30 days of the Initial Closing, or earlier in accordance with the Securities Purchase Agreement.

A complete copy of each of the form of unsecured subordinated convertible note, the Securities Purchase Agreement, the Consent Agreement, the form of Registration Rights Agreement, the form of Warrant and related documents of the Company are attached to this Form 8-K.  The foregoing description of the Financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on July 7, 2009 to announce the Financing.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02	Unregistered Sale of Equity Securities

See Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Subordinated Unsecured Convertible Note (file herewith).

4.2	Form of Warrant (filed herewith).

10.1	Form of Securities Purchase Agreement (filed herewith).

10.2	Form of Registration Rights Agreement (filed herewith).

10.3	Form of Consent and Amendment Agreement (filed herewith).

99.1	Press Release of the Company issued on July 7, 2009 announcing the Financing (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Gary Siegel
Vice President, Finance (Principal Financial and Accounting Officer) and Interim Corporate Secretary

Dated:  July 7, 2009